DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 Confidential 28 March 2023 Diageo plc (1) Debra Crew (2) SERVICE AGREEMENT 580881896 216200/16090 580185334 8 JKXS 170223:1211 DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 CONTENTS Clause Page 1. DEFINITIONS AND INTERPRETATION 1 2. APPOINTMENT 2 3. WORK PERMITS AND WARRANTY 3 4. DURATION OF THE EMPLOYMENT 3 5. SCOPE OF THE EMPLOYMENT 5 6. HOURS OF WORK 9 7. PLACE OF WORK 9 8. REMUNERATION 9 9. EXPENSES 13 10. HOLIDAYS 14 11. SICKNESS BENEFITS 14 12. PENSION 15 13. OTHER BENEFITS 16 14. RESTRICTIONS DURING THE EMPLOYMENT 18 15. CONFIDENTIALITY AND REPUTATION 20 16. INVENTIONS AND OTHER INTELLECTUAL PROPERTY 22 17. TERMINATION 23 18. RESTRICTIVE COVENANTS 25 19. DISCIPLINARY AND GRIEVANCE PROCEDURES 29 20. DATA PROTECTION 30 21. NOTICES 31 22. FORMER CONTRACTS OF EMPLOYMENT 31 23. CHOICE OF LAW AND SUBMISSION TO JURISDICTION 31 24. GENERAL 31 SCHEDULE 1 34 SCHEDULE 2 36 580881896 216200/16090 580185334 8 JKXS 170223:1211 DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 This Deed is made on 28 March 2023 Between (1) Diageo pie (registered in England and Wales under number 23307) whose registered office is at 16 Great Marlborough Street, London W1F 7HS (the"Company"); and (2) Debra Crew of "Executive"). (the It is agreed 1. DEFINITIONS AND INTERPRETATION 1.1 In this Agreement unless the context otherwise requires the following expressions have the following meanings: Agreement means this service agreement between the Company and the Executive Board means the board of directors for the time being of Diageo PLC, any authorised director or any committee of directors for the time being Chair means the Chair of the Board Commencement Date means 1 July 2023 Confidential Information means details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees and officers and of the remuneration and other benefits paid to them, trade secrets, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which is treated as confidential or which the Executive is told or ought reasonably to know is confidential and any information which has been given to the Company or any Group Company in confidence by customers, suppliers or other persons Employment means the Executive's employment under this Agreement ERA means the Employment Rights Act 1996 as amended Group means the Company and the Group Companies Group Company means any company which is for the time being a subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms subsidiary and holding company shall have the meanings ascribed to them by section 1159 Companies Act 2006 or in any subordinate 580881896 DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 2 legislation made under the Companies Act 2006 (and Group Companies shall be interpreted accordingly) Intellectual Property means all patents, registered designs, trade-marks and service marks (whether registered or not and including any applications for the foregoing), copyrights, design rights, semiconductor topography rights, database rights and all other intellectual property and similar proprietary rights subsisting in any part of the world (whether or not capable of registration) and including (without limitation) all such rights in materials, works, prototypes, inventions, discoveries, techniques, computer programs, source codes, data, technical, commercial or confidential information, trading, business or brand names, goodwill or the style of presentation of the goods or services or any improvement of any of the foregoing and the right to apply for registration or protection of any of them and in existing applications for the protection of any of the above Minority Holder means a person who either solely or jointly holds (directly or through nominees) any shares or loan capital in any company whose shares are listed or dealt in on a recognised investment exchange (as that term is defined by section 285 Financial Services and Markets Act 2000) provided that such holding does not, when aggregated with any shares or loan capital held by the Executive’s partner and/or their children and/or their partner’s children under the age of 18, exceed 3% of the shares or loan capital of the class concerned for the time being issued Remuneration Committee means the Remuneration Committee of the Board from time to time Salary means the salary referred to in Clause 8.1 Sensitive Data means personal data consisting of information as to racial or ethnic origin; political opinions; religious or philosophical beliefs or other beliefs of a similar nature; membership of a trade union; genetic data; biometric data to identify a natural person; physical or mental health or condition; sexual life or sexual orientation; the commission or alleged commission of any offence or any proceedings for any offence committed or alleged to have been committed, including the disposal of such proceedings or the sentence of any court in such proceedings Termination Date means the date of the termination of the Employment 1.2 References to Clauses and schedules are unless otherwise stated references to Clauses of and schedules to this Agreement. 1.3 The headings to the Clauses are for convenience only and shall not affect the construction or interpretation of this Agreement. 2. APPOINTMENT 2.1 The Company shall appoint the Executive and the Executive agrees to act as Chief Executive Officer of the Company with effect from the Commencement Date.

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 3 2.2 The Executive will be required to act as a director of the Company and may be required to act as a director of other Group Companies (either executive or non-executive) as the Company and/or Board reasonably requires from time to time. The Company and/or Board reserves the right on giving written notice to the Executive to: (a) during any period of Garden Leave in accordance with clause 5.4 or otherwise in accordance with clause 17.2, terminate any office or the directorship the Executive holds in the Company; and (b) terminate any office or directorship the Executive holds in any Group Company immediately at any time. Upon receipt of the above notices the Executive will immediately resign from the relevant office or directorship. Any resignation that is effected under this clause 2.2 will not terminate the Executive’s employment under this Agreement or amount to a breach of this Agreement by the Company. 3. WORK PERMITS AND WARRANTY The Executive warrants that they are legally entitled to work in the United Kingdom and will throughout the Employment continue to hold a valid United Kingdom work permit if appropriate. The Executive warrants that they will notify the Company in advance of any possible change to their immigration status, as soon as they become aware of any circumstances that might give rise to such change. Should the Company discover that the Executive does not have permission to live and work in the United Kingdom or if any such permission is revoked, the Company reserves the right to terminate the Employment immediately and without notice or pay in lieu of notice and without referring to the warning stages of the Company’s disciplinary procedure. In circumstances where any permission has been revoked, the Company agrees to use its reasonable endeavours to have such permission reinstated provided this is reasonably practicable, and, if successful within a reasonable period, the Company agrees to consider (acting in good faith) reengaging the Executive in their role as Chief Executive Officer on the same terms as set out in this Agreement. 4. DURATION OF THE EMPLOYMENT 4.1 Continuous Employment The Executive’s continuous period of employment with the Company commenced on 1 July 2020. There is no other employment that counts towards the period of continuous employment. 4.2 Duration Subject to the provisions of Clauses 3 and 17, the Employment shall continue unless and until terminated at any time by: DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 4 (a) the Company, which must give to the Executive not less than twelve months’ prior written notice of termination of the Employment; or (b) the Executive, who must give to the Company not less than six months’ prior written notice of termination of the Employment. 4.3 Payment in lieu of notice (a) The Company shall be entitled, at its sole discretion, to terminate the Employment immediately at any time by giving the Executive notice in writing. In these circumstances, subject to the terms of Clause 4.3(b), the Company will subsequently make a payment to the Executive in lieu of notice, calculated and paid in accordance with the provisions of Clauses 4.3 and 4.4 (the payment being referred to as a “Notice Payment”). (b) For the avoidance of doubt, the Company is not obliged to make a Notice Payment. If the Company shall decide not to make a Notice Payment, the Executive shall not be entitled to enforce that payment as a contractual debt nor as liquidated damages. (c) The Notice Payment will be paid less all deductions that are required or permitted by law to be made including in respect of income tax, employee’s national insurance contributions and any sums due to the Company or any Group Company. Where the Company is intending to make deductions for any sums due to the Company or any Group Company, it will first inform the Executive of this in writing providing a breakdown of the sums due. (d) Subject to the terms of Clause 4.4, the Notice Payment will consist of a sum equivalent to the Salary which the Executive would have received in respect of any notice period outstanding on the Termination Date and the cost to the Company of providing contractual benefits (including pension contributions and excluding any benefits under Clause 8.3) in respect of that period. (e) If the Company has elected to make a Notice Payment and subsequently discovers that the Executive committed a repudiatory breach of contract prior to the Termination Date, the Company shall be entitled to withhold the Notice Payment and the Executive agrees they will have no entitlement to the Notice Payment in these circumstances. 4.4 Payment in instalments (a) The Company will, subject to the terms of Clause 4.4(b), pay the Notice Payment (if any) as follows: (i) 50% of the Notice Payment will be made within 28 days after the Termination Date; and (ii) the remainder of the Notice Payment will be paid in equal monthly instalments over a period of six months (the “Instalment Period”), or such shorter period as the Company may determine in its discretion (unless paying within such shorter period would result in any taxes or penalties to the Executive pursuant to Section 409A (as defined in Clause 8.6)), the first instalment payable on or as soon as practicable after the day that is six months after the Termination Date. If the Notice DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 5 Payment constitutes nonqualified deferred compensation within the meaning of Section 409A, the timing of the Notice Payment will be subject to Clause 8.6. (b) If the Executive commences alternative employment before the end of the Instalment Period then the gross instalments of Notice Payment payable after that date may at the Employer’s sole discretion be reduced by a sum equal to the gross amount of the Executive’s income (including salary, fees, benefits and incentives) payable or accruing in respect of the alternative employment in the period from the start of that employment until the end of Instalment Period (excluding, for the avoidance of doubt, amounts from any non-executive directorships). (c) If the Executive obtains alternative employment that is to commence before the end of the Instalment Period they will immediately advise the Company of that fact and of their gross monthly salary, fees and benefits and incentive arrangements from that alternative employment (excluding, for the avoidance of doubt, amounts from any non-executive directorships). If the Executive fails to comply with this obligation, then from the date the Executive commences alternative employment, the Executive shall have no further entitlement to any payment of Notice Payment. 4.5 Executive’s Representation The Executive represents and warrants that they are not bound by or subject to any court order, agreement, arrangement or undertaking (whether express or implied, verbal or written, and including any post termination restrictions for a previous employer) that in any way restricts or prohibits them from entering into this Agreement or from performing their duties under it. 5. SCOPE OF THE EMPLOYMENT 5.1 Duties During the Employment the Executive shall: (a) undertake and carry out to the best of their ability and to the standard reasonably required by the Company and/or Board such duties and exercise such powers in relation to the Group’s business as may from time to time be reasonably assigned to or vested in them by the Company and/or Board including any duties relating to any Group Company; (b) unless prevented by ill-health, holidays or other unavoidable cause, devote the whole of their working time, attention and skill to the discharge of their duties under this Agreement; (c) in the discharge of those duties and the exercise of those powers observe and comply with all lawful resolutions, regulations and directions from time to time made by, or under the authority of, the Company and/or Board and promptly upon request, give a full account to the Company and/or Board or a person duly authorised by the DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 6 Company and/or Board, in writing if requested, of all matters with which they are involved; (d) faithfully and diligently perform their duties and at all times use their best endeavours to promote and protect the interests of the Group; (e) comply with all relevant policies and/or requirements of the Company and/or Group (as amended from time to time); (f) ensure that they do not act in any way that represents a conflict of interest with the Company or any Group Company (or gives the appearance of any such conflict); (g) comply with their duties under part 10 of the Companies Act 2006 (or any replacement legislation or guidance); (h) comply with the articles of association of any Group Company of which they are a director and all statutory, fiduciary and common law duties that apply to them from time to time and do all such things as are necessary to ensure compliance with the UK Corporate Governance Code and/or any other relevant guidance or code of practice in place from time to time; (i) do, or refrain from doing, such things as are necessary or expedient to ensure compliance by the Executive, the Company and/or any Group Company with applicable law and regulation and all regulatory authorities relevant to the Company and/or any Group Company; (j) refrain from doing anything which would cause them to be disqualified from acting as a director; (k) promptly disclose to the Company and/or Board full details of any wrongdoing by the Executive or any other employee of the Company and/or any Group Company where that wrongdoing is material to that employee’s employment by the relevant company or to the interests or reputation of the Company and/or any Group Company; (l) not incur on behalf of the Company or any Group Company any capital expenditure in excess of such sum as may be authorised from time to time by resolution of the Board; (m) not enter into on behalf of the Company or any Group Company any commitment, contract or arrangement which is otherwise than in the normal course of the Company's or the relevant Group Company's business or is outside the scope of their normal duties or authorisations or is of an unusual or onerous or long-term nature; (n) not engage any person on terms which vary from those established from time to time by resolution of the Board; (o) travel to such places (within or outside the United Kingdom) on a temporary basis as the Company and/or Board may from time to time reasonably require;

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 7 (p) refrain from doing or permitting any matter which causes any regulatory authority in the United Kingdom, United States or elsewhere to withdraw permission or in any way prevent the Company or any Group Company from employing or otherwise using the services of the Executive; (q) at all times comply with any policies of the Company or any relevant Group Company relating to anti-bribery and corruption, and/or gifts and hospitality and shall not instruct, authorise or condone, expressly or impliedly, any corrupt activity. The Executive shall promptly report any breach or suspected breach of these policies, using the Company's or any relevant Group Company's whistleblowing procedures for this purpose. The Executive shall cooperate fully with the Company or any relevant Group Company in its investigation of any suspected bribery or corruption of which they become aware and, in accordance with any existing or revised Company policy, they shall take reasonable preventative measures to stop bribery or corruption for which the Company or any Group Company may be liable. (r) comply and procure that their spouse or Civil Partner and dependent children comply with all applicable laws, regulations, rules, guidance and/or codes of conduct, issued from time to time by any relevant regulatory or legislative body, together with any policy of the Company from time to time in force in relation to:- (i) dealings in shares, debentures or other securities of the Company or any Group Company; (ii) any unpublished price sensitive information affecting the securities of any other company; (iii) any form of market abuse as defined by the relevant rules, guidance, legislation or code of practice; and (iv) any other form of prohibited behaviour that is relevant to the Company or any Group Company that applies from time to time. 5.2 Alternative Duties The Company and/or Board shall be entitled at any time to require the Executive to perform duties not only for the Company but also for any Group Company including, if so required, acting as a director of any Group Company. The Company and/or Board may at its discretion remove or procure the removal of the Executive from any directorship to which they are appointed under this Clause. 5.3 Non-executive positions The Executive shall be entitled to take up one non-executive appointment provided the discharge of their duties under this Agreement is not impaired as a result of the non-executive appointment and the appointment is approved by the Board in advance (such approval not to be unreasonably withheld). DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 8 5.4 Right to suspend duties and powers (a) During any notice period, the Company reserves the right in its absolute discretion to suspend all or any of the Executive’s duties and powers on terms it considers expedient or to require them to perform only such duties, specific projects or tasks as are reasonably assigned to them expressly by the Company and/or Board (taking into account the Executive’s level of seniority within the Company) in any case for such period or periods and at such place or places (including, without limitation, the Executive’s home) as the Company and/or Board in their absolute discretion deems necessary (“Garden Leave”). (b) The Company may, at its sole discretion, require that during Garden Leave the Executive shall not: (i) enter or attend the premises of the Company or any Group Company; (ii) contact or have any communication with any customer or prospective customer or supplier of the Company or any Group Company in relation to the business of the Company or any Group Company; (iii) contact or have any communication with any employee, officer, director, agent or consultant of the Company or any Group Company in relation to the business of the Company or any Group Company (save for solely social contact); (iv) remain or become involved in any aspect of the business of the Company or any Group Company except as required by such companies; or (v) work either on their own account or on behalf of any other person. (c) During Garden Leave, the Executive will continue to receive their Salary and benefits but will not accrue any bonus, commission or share of profit. The Executive will take any accrued holidays during any period of Garden Leave subject to reasonable notice to the Company. 5.5 Joint Appointments The Company and/or Board shall be at liberty to appoint any other person or persons to act jointly with the Executive in any position to which they may be assigned from time to time on a temporary basis during any significant period of sickness absence, during the Executive’s notice period or during any period in which the Executive is suspended from work in accordance with the terms of this Agreement. 5.6 Group Policies The Group has implemented a Code of Business Conduct and a number of Global and Local Policies all of which the Executive is obliged to read, understand and comply with at all times during the Executive’s employment. In particular, the Executive’s attention is drawn to the DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 9 sections of the Information Management and Security Policy (as amended or replaced from time to time) which indicate that the Company or any relevant Group Company may from time to time monitor the Executive’s use of its communication systems, including computer systems, telephones and social media platforms or any other electronic application which are being used to represent the Company/Group. The Executive acknowledges that the Company/Group has a legitimate interest in carrying out this monitoring and has no expectation of privacy when using any Group IT system. 6. HOURS OF WORK 6.1 The normal business hours of the Company are 9.00 am to 5.00 pm, Monday to Friday. However, the Executive shall be required to work such hours as are necessary to fulfil their duties under this Agreement. No payment will be made for any additional hours worked by the Executive. 6.2 The Executive recognises that on account of their autonomous decision taking powers, the duration of their working time is not measured or predetermined and therefore they fall within the exemption set out in Regulation 20 of the Working Time Regulations 1998 (“the Regulations”) and is thereby excluded from such Regulations as are referred to in Regulation 20. Notwithstanding the understanding of the parties that the Executive is an employee in respect of whom Regulation 20 applies, the Executive agrees that, if the understanding of the parties is incorrect, they hereby opt out of the 48 hour week limit in Regulation 4, and that if they wish to withdraw that opt-out, they will give three months’ notice in writing to that effect. 7. PLACE OF WORK The Executive’s place of work will initially be the Company’s offices at 16 Great Marlborough Street, London, but the Company and/or Board may, acting reasonably, require the Executive to work at any other location for such periods as the Company and/or Board may from time to time require. 8. REMUNERATION 8.1 Salary (a) The Company shall pay to the Executive the Salary at the rate of US$1,750,000 per annum, on or about the last working day of each calendar month by credit transfer to their bank account payable by equal monthly instalments in arrear (or such other sum as may from time to time be agreed). (b) The Salary shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or any Group Company. (c) Payment of the Salary to the Executive shall be made either by the Company or by a Group Company and, if by more than one company, in such proportions as the Board may from time to time think fit. DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 10 (d) All payments described in this Agreement are gross amounts. All payments and benefits described in this Agreement will be subject to deductions of appropriate taxes and employee’s national insurance contributions before payment is made to the Executive. 8.2 Salary Review The rate of Salary will normally be reviewed annually on 1 October with the first such review expected to be in October 2024. The Company is not obliged to increase the Salary at any review. 8.3 Incentive Plans (a) In addition to their Salary, the Executive will be eligible to participate in the Diageo Long Term Incentive Plan (“DLTIP”), the Diageo Annual Incentive Plan (“AIP”) and the Diageo Deferred Bonus Share Plan (“DBSP”), subject always to the rules of these plans as determined by the Company from time to time. (b) The Executive’s participation in any such plan or scheme is at the discretion of the Company/Group. If the Company/Group shall make a payment or grant an award under such plan and/or scheme in any one year, this shall not give rise to a contractual entitlement to a payment or award in future years. The Executive must comply with any relevant minimum shareholding requirement (based on their salary and length of service) and/or post-employment shareholding requirement policy (“PESR”) applicable to them which will be notified to them from time to time. The Company (or any relevant Group Company) may take appropriate steps to ensure that the Executive complies with any such policy (including but not limited to removing or changing participation in any incentive plan or scheme). (c) Any shares awarded under the DLTIP will be subject to a right of forfeiture during either: (i) the applicable Retention Period, as defined in the DLTIP (if any); or (ii) if there is no applicable Retention Period, the period of 24 months beginning on the date that the beneficial ownership of the shares is transferred to the Executive. (d) In compliance with the PESR as at the date of this Agreement, the Executive agrees that on or within 30 days of the date of this Agreement they will execute the Post- Employment Share Retention Deed set out in Schedule 1 of this Agreement and, if the PESR applicable to them changes from time to time, will execute any further documents required in order to ensure compliance with the PESR. (e) In connection with the grant of an award and/or participation under the AIP, DBSP and/or DLTIP, the rules of the relevant scheme (as amended from time to time) will always apply. These rules give the Company the ability to take all necessary actions to ensure that the AIP, DBSP and/or the DLTIP (or any other award) is lawful,

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 11 complies with any relevant regulatory matters and is in the interests of the business. This includes, but is not limited to, ensuring that the relevant tax is paid, that malus and clawback can be applied as appropriate and that appropriate action is taken when the Executive leaves the Company. These rules give the Company the power to take action unilaterally. (f) In connection with the grant of an award and/or participation under the AIP, DBSP and/or DLTIP, the Executive confirms that they have read, understand and agree to comply with the Group's Malus and Clawback Policy, as in place from time to time, a copy of which is set out in Schedule 2 of this Agreement. The Executive acknowledges and agrees that any award and/or participation under the AIP, DBSP, DLTIP and any other plan, program, policy, agreement or arrangement of any Group Company (whether granted prior to, on or following the date of this Agreement) that is required to be subject to any clawback policy that the Company is required to adopt pursuant to the listing standards of any U.S. national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law shall be subject to recovery or recoupment to the extent provided in such policy. (g) In the event that the Employment is terminated, subject to Clause 8.4 the Executive may be considered (at the sole discretion of the Company) for a bonus in line with the applicable Rules of the AIP and the Global AIP Policy as varied from time to time. (h) The Executive will also be eligible to participate in the Diageo 2001 Share Incentive Plan and the Diageo UK 2020 Sharesave Plan, subject always to their respective rules. 8.4 Remuneration Governance (a) All payments, incentives and/or benefits payable to or which the Executive receives or participates in under this Agreement or otherwise (in whatever form and including for the avoidance of doubt, on the termination of this Agreement) are subject to and conditional upon: (i) the terms of applicable law, regulation and governance codes that regulate or govern executive pay from time to time; (ii) the terms of the Malus and Clawback Policy, in place from time to time; (iii) any remuneration policy in place from time to time; and (iv) the consent of the shareholders of the Company (together “Remuneration Governance”). DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 12 The Company reserves the right to amend, reduce, hold back, defer, claw back and alter the structure of any payments, awards and benefits payable or relevant to the Executive in order to comply with Remuneration Governance. 8.5 Deductions For the purposes of sections 13 to 16 of the ERA, the Executive hereby consents to the deduction from the Salary (or from any other sum due from the Company or any Group Company to the Executive which falls within the definition of "Wages" in section 27 of the ERA) of any sums owing by the Executive to the Company or to any Group Company at any time and they also agree to make payment to the Company or any Group Company of any sums owed by them to the Company or any Group Company upon demand by the Company at any time. Where the Company is intending to make deductions for any sums due to the Company or any Group Company, it will first inform the Executive of this in writing providing a breakdown of the sums due. This Clause is without prejudice to the right of the Company and any Group Company to recover any sums or balance of sums owed by the Executive to the Company or any Group Company by legal proceedings. For the avoidance of doubt, the Company shall be entitled to deduct any sums paid to the Executive in terms of any signing on bonus or any other award or payment made to the Executive in which the claw back of any such sums or awards paid was set out in the offer letter or any other document in which such an award or payment was set out. 8.6 Section 409A of the U.S. Internal Revenue Code (a) To the extent that any payments or benefits under this Agreement or any other plan, policy, program, arrangement or agreement of or with any Group Company (this Agreement and such other plans, policies, programs, arrangements and agreements, the “Company Plans”) may cause the Executive to be subject to any taxes or penalties pursuant to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and the regulations and guidance promulgated thereunder (collectively, "Section 409A"), the intent of the parties to this Agreement is that such payments and benefits under this Agreement and any other Company Plan comply with or are exempt from Section 409A. Accordingly, to the maximum extent permitted, this Agreement and each other Company Plan shall be interpreted to be in compliance therewith. (b) Notwithstanding anything in this Agreement to the contrary, to the extent necessary to avoid any taxes or penalties to the Executive pursuant to Section 409A, any compensation or benefits payable under this Agreement or any other Company Plan that are designated hereunder or thereunder as payable upon the Executive's termination of employment shall be payable only upon the Executive's "separation from service" with the Company within the meaning of Section 409A (a "Separation from Service"). (c) Notwithstanding anything in this Agreement to the contrary, if the Executive is deemed by the Company at the time of the Executive's Separation from Service to be a "specified employee" for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which the Executive is entitled under DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 13 this Agreement or any other Company Plan is required in order to avoid any taxes or penalties to the Executive under Section 409A, such portion of the Executive's benefits shall not be provided to the Executive prior to the earlier of: (i) the expiration of the six-month period measured from the date of the Executive's Separation from Service with the Company; or (ii) the date of the Executive's death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive's estate or beneficiaries), and any remaining payments due to the Executive under this Agreement or any other Company Plan shall be paid as otherwise provided herein or therein. (d) To the extent that any reimbursements under this Agreement or any other Company Plan are subject to Section 409A, any such reimbursements payable to the Executive shall be paid to the Executive no later than 31 December of the year following the calendar year in which the expense was incurred; provided that the Executive submits the Executive's reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and the Executive's right to reimbursement under this Agreement and any other Company Plan will not be subject to liquidation or exchange for another benefit. (e) The Executive's right to receive any instalment payments under this Agreement and any other Company Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such instalment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. The Company may accelerate the payment of any amount under this Agreement or any Company Plan; provided, that, no such payment shall be accelerated unless such acceleration would not result in additional tax or interest pursuant to Section 409A. (f) Notwithstanding any provision of this Agreement or any other Company Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company and the Executive shall cooperate in good faith to make amendments to this Agreement and any other Company Plan as are necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, the Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Executive or for Executive’s account in connection with this Agreement and any other Company Plan (including any taxes and penalties under Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold the Executive harmless from any or all of such taxes or penalties. 9. EXPENSES 9.1 Reimbursement DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 14 The Company shall reimburse the Executive in respect of all reasonable expenses wholly, exclusively and necessarily incurred by them in the proper performance of their duties, subject to them providing such receipts or other appropriate evidence as the Company may require. 9.2 Company Credit Card The Executive will be issued with a company credit card on condition that they comply with all relevant Company or Group policies in respect of such a card. 10. HOLIDAYS 10.1 The Executive shall be entitled, in addition to all Bank and Public holidays normally observed in England, to 28 days paid holiday in each holiday year (being the period from 1 January to 31 December) together with such additional holidays as are acquired under the Diageo Flexible Benefits Programme. 10.2 In the respective holiday years in which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year. 10.3 If, on the termination of the Employment, the Executive has exceeded their accrued holiday entitlement, the value of such excess, calculated by reference to Clause 10.2 and the Salary, may be deducted by the Company from any sums due to them. If the Executive has any unused holiday entitlement, the Company shall at its discretion either require the Executive to take such unused holiday during any notice period or make a payment to them in lieu of it (calculated in accordance with this Clause 10.3), provided always that if the Employment is terminated pursuant to Clause 17.1 then, subject to the Regulations, the Executive shall not be entitled to any such payment. For these purposes, salary in respect of one day's holiday entitlement shall be calculated as 1/260 of Salary. 10.4 Holiday entitlement for one holiday year cannot be carried forward from one year to the next and failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it provided always that any days of holiday not taken at the Company's written request in one year may be carried forward to the next year. 11. SICKNESS BENEFITS 11.1 Certification If the Executive is absent from their duties as a result of sickness or injury they should ensure that they follow the relevant Company policy or procedure in relation to certification. 11.2 Sick Pay (a) Subject to Clauses 2.1 and 17, and the Executive complying with Clause 11.1, the Company shall continue to pay the Salary for the first 26 weeks absence on medical grounds in any one continuous period of absence (or two or more linked periods as

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 15 determined by the Social Security Contributions and Benefits Act 1992, as amended from time to time), provided that the Executive shall from time to time if required: (i) supply the Company with medical certificates covering any period of sickness or incapacity exceeding six days (including weekends); and (ii) undergo at the Company's expense, by a doctor appointed by the Company, any medical examination and the Executive hereby expressly consents, by signing a copy of this contract, such doctor to disclose to, and discuss with the Company and its medical advisers, the results of such examinations, provided those results are shared with you first. (b) Payment in respect of any other or further period of absence shall be entirely at the Company’s further discretion. (c) Any payment to the Executive pursuant to clause 11.2(a) and 11.2(b) shall be subject to set off by the Company in respect of any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Executive may be entitled. (d) Subject to clause 11.2(b), when all sick pay entitlement pursuant to clause 11.2(a) has been exhausted, no further salary will be payable by the Company to the Executive until the Executive has returned to active service of the Company. 11.3 Absence caused by third party negligence If the Executive’s absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by the Company during the period of the absence shall constitute loans to the Executive who shall: (a) notify the Company immediately of all the relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection with it; (b) give to the Company such information concerning the above matters as the Company may reasonably require; and (c) if the Company so requires, refund to the Company any amount received by them from any such third party provided that the refund shall be no more than the amount which they have recovered in respect of remuneration. 12. PENSION 12.1 The Company will comply with its duty under the Pensions Act 2008 to automatically enrol the Executive into a pension arrangement. Details of the current pension arrangement used for automatic enrolment purposes can be found on the website, www.mydiageopension.com. 12.2 During the Employment the Executive shall be eligible for a pension benefit which is subject to the terms and conditions of the Diageo North America, Inc. Supplemental Executive Retirement Plan (the “SERP”). The Company will contribute a total of 14% of the Salary to the DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 16 SERP (less any amount contributed by the Company in respect of the Executive to an auto- enrolment pension scheme in accordance with the 2008 Act). The terms and conditions of the SERP may be amended at any time. This amount is subject to change in order to comply with Remuneration Governance. 12.3 Alternatively, if the Executive decides to opt out of the pension arrangement and the SERP, the Executive will receive a savings allowance of 14% of pensionable pay (which is in lieu of the pension contributions the Company would have otherwise paid to the pension arrangement or the SERP on her behalf). This amount is subject to change at the Company’s discretion and/or in order to comply with the Remuneration Governance. The savings allowance will be paid monthly along with the Salary (subject to deductions of appropriate taxes and national insurance contributions). The savings allowance will not be payable during any period in which the Executive is a member of the pension arrangement. Therefore if the Executive is receiving the savings allowance, but is subsequently re-enrolled in the pension arrangement (as required by legislation) and chooses not to opt-out again but rather to build up benefits under that arrangement, the savings allowance will cease to be payable to them. 12.4 The Executive will be responsible for the payment of any taxes or charges which may arise in respect of their benefits under the SERP. 13. OTHER BENEFITS AND D&O INSURANCE 13.1 Insurance Schemes During the Employment the Executive shall: (a) participate in such personal accident insurance at such level as the Company shall (in its absolute discretion, subject to clause 13.2(b) below) from time to time maintain for the benefit of the Executive; and (b) be provided with life insurance cover, (Clauses 13.1(a) and 13.1(b) are each a "Scheme" and together the “Schemes”). 13.2 Conditions relating to insurance coverage Clause 13.1 will be subject in each case to the following terms and conditions: (a) the Executive’s and their family’s participation is subject to the Company’s rules regarding eligibility in force from time to time and the rules, terms and conditions of the relevant Scheme in force from time to time; (b) the Company reserves the right to terminate the Executive’s and/or their family’s or the Company’s participation in any of the Schemes, substitute a new scheme for an existing Scheme and/or alter the level or type of benefits available under any Schemes, provided always that the Executive is being treated no less favourably than any other executive director of the Company; DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 17 (c) if the provider of one of the Schemes (e.g. an insurance company or pensions provider) refuses for any reason (whether under its own interpretation of the rules, terms and conditions of the relevant insurance policy or otherwise) to accept a claim and/or provide the relevant benefit(s) to the Executive (or their family) under the applicable Scheme, the Company shall not be liable to provide (or compensate the Executive for the loss of) such benefit(s) nor shall it be obliged to take action against the provider to enforce any rights under the Scheme; and (d) the fact that the termination of the Employment under Clauses 3 and 17 may result in the Executive and/or their family ceasing to be eligible to receive or continue to receive benefits under any Scheme does not remove the Company’s right to terminate the Employment. 13.3 Flexible Benefits Scheme During the Employment, the Executive will participate in the Diageo Flexible Benefits Programme. This comprises a Flexible Allowance which will be reviewed from time to time. With this allowance, the Executive may receive a combination of benefits which are offered, as varied and subject to any relevant rules in place from time to time. The Flexible Benefits Programme allows the Executive to influence the mix and level of benefits the Executive receives from the Company/Group, within certain specified limits. Whilst the Company will take the Executive's preferences into account, the ultimate decision as to the package of benefits received by the Executive and as to the availability of any cash supplement is entirely at the Company's/Group's discretion, provided always that the Executive is being treated no less favourably than any other executive director of the Company. The Company will offer the Executive a total package which the Executive may choose to accept. The offer may be revised from time to time, provided again that that the Executive is being treated no less favourably than any other executive director of the Company, but shall not be reviewed more frequently than once a year. 13.4 Medical Examination In accordance with Company/Group policy on medical examinations, the Executive will, at the Company’s expense, be entitled to an annual medical examination and test by a medical practitioner nominated by the Company. In addition, the Company may also, again at the Company’s expense, require the Executive at any time to submit to a medical examination with such frequency as is reasonable to ensure the Executive is capable of performing or continuing to perform their duties. The Executive will permit the results of such a medical examination to be disclosed to the Company and/or any relevant Group Company and expressly consents to the release and discussion of such results by signing a copy of this Agreement. 13.5 Product Allowance The Executive will be provided with a taxable product allowance, the level of which will be notified to the Executive by the Company from time to time. If the Executive is employed for part of a full calendar year, they will receive a pro-rated allowance. DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 18 13.6 Professional Subscription Fees The Company shall pay on the Executive's behalf the annual subscription fees for one professional body relevant to the Employment. 13.7 Travel services The Executive will be provided with, or reimbursed for, chauffeur services. The cost of chauffeur services does not form part of the Executive’s Salary and any tax attributable to the personal benefit of the chauffeur services is payable by the Executive. 13.8 Tax return preparation support Through its advisers, the Company will provide the Executive with tax return preparation support in the UK and US up to a maximum value of £28,000 (excluding VAT) per annum. The Executive will be responsible for any tax and employee National Insurance contributions payable in respect of such support. 13.9 D&O insurance The Executive will, at the Company’s expense, be covered by such directors’ and officers’ liability insurance policy as is in place from time to time for the directors of the Company and any relevant Group Company in which they are a director, in both cases for the duration of their employment under this Agreement and for at least six years following its termination. To the extent permitted by law and to the extent that other directors are granted such an indemnity, the Company may grant the Executive an indemnity against any liability which the Executive may incur in the course of their duties. 13.10 General Terms All benefits provided under this Clause 13 are subject to the rules of any applicable schemes from time to time in force. 14. RESTRICTIONS DURING THE EMPLOYMENT 14.1 Disclosure of other interests The Executive shall disclose to the Company and/or Board any interest of their own (or that of their partner or of any child of theirs or of their partner under eighteen years of age): (a) in any trade, business or occupation whatsoever which is in any way similar to any of those in which the Company or any Group Company is involved; and (b) in any trade, business or occupation carried on by any supplier or customer of the Company or any Group Company whether or not such trade, business or occupation is conducted for profit or gain. 14.2 Restrictions on other activities and interests of the Executive

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 19 (a) During the Employment the Executive shall not at any time, without the prior written consent of the Board, either alone or jointly with any other person, carry on or be directly or indirectly employed, engaged, concerned or interested in any business, prospective business or undertaking other than a Group Company. Nothing contained in this Clause shall preclude the Executive from being a Minority Holder unless the holding is in a company that is a direct business competitor of the Company or any Group Company in which case, the Executive shall obtain the prior consent of the Board to the acquisition or variation of such holding. (b) If the Executive, with appropriate consent, accepts any other appointment they must keep the Company accurately informed of the amount of time they spend working under that appointment. 14.3 Transactions with the Company Subject to any regulations issued by the Company/Group, the Executive shall not be entitled to receive or obtain directly or indirectly any discount, rebate, commission or any other form of gift or gratuity (any of these referred to as a “Gratuity”) as a result of the Employment or any sale or purchase of goods or services effected or other business transacted (whether or not by them) by or on behalf of the Company or any Group Company and if they (or any person in which they are interested) obtain any Gratuity they shall account to the Company/Group Company for the amount received by them (or a due proportion of the amount received by the person having regard to the extent of their interest therein). 14.4 Dealing in Securities The Executive shall comply with every rule of law (including but not limited to: the insider dealing provisions contained in Part V of the Criminal Justice Act 1993; the Listing Rules issued by the Financial Conduct Authority; the UK Market Abuse Regulation; and in the USA, Section 10(b) of the US Exchange Act 1934 as amended) applying to transactions in securities and any interest in securities by directors of listed companies, certain employees and persons connected with them and every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company (including but not limited to the Diageo Dealing in Securities Code (Code)). Under the Code, the persons to whom notice should be given and from whom acknowledgement must be received before the Executive may deal in securities shall be the Company Secretary or Deputy Company Secretary of the Company from time to time or such other person as shall be notified to the Executive. The Executive also acknowledges that under the provisions of the Code the Executive must seek to ensure compliance with the Code by “persons closely associated” (PCA) with the Executive (as defined in the Code) including, without limitation, the Executive's spouse and dependent children, and by investment managers acting on the Executive’s behalf or on behalf of PCAs. The Executive undertakes to procure that dealings by or on behalf of such persons are in compliance with the Code. The Executive must comply with any additional or replacement legislation, code of practice, guidance and/or rules that may apply from time to time. 14.5 Compliance with the code on Corporate Governance DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 20 The Executive shall comply, to the extent that the Company and/or Board considers appropriate for a company the size of the Company/Group, with the provisions of “The UK Corporate Governance Code” a corporate governance code issued by the Financial Reporting Council (as the same is amended or replaced from time to time or any other relevant code issued by any other regulatory or similar body). 15. CONFIDENTIALITY AND REPUTATION 15.1 The protection of Diageo’s reputation and safeguarding its assets and information are critical parts of the Diageo Code of Business Conduct that applies to all employees of the Company (both during employment and, at times, after the employment has ended). 15.2 There are several key areas that the Executive must consider and they must always act in accordance with the Company’s/Group's rules. None of these rules however are intended to prevent disclosure by the Executive of information: (a) for the purpose of making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures), provided that the disclosure is made in accordance with the provisions of that Act; (b) for the purpose of exercising any whistleblower rights that are legally protected under Section 21F of the US Securities Exchange Act, as amended; (c) for the purpose of reporting, in the public interest, misconduct, or a serious breach of regulatory requirements, to a regulator; or (d) for the purpose of reporting an offence or suspected offence to the police or other law enforcement agency and/or co-operating with a criminal investigation or prosecution. 15.3 The Executive shall not during the Employment (except in the proper performance of their duties or for the purpose of obtaining legal, accountancy or pension advice or with the express written consent of the Board) or at any time (without limit) after the termination of the Employment except in compliance with an order of a competent court, the HMRC or any regulatory authority: (a) divulge or communicate Confidential Information to any person, company, business entity or other organisation; (b) use Confidential Information for their own purposes or for any purposes other than those of the Company or any Group Company; or (c) through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information. 15.4 The Executive shall not without the Company’s or relevant Group Company's consent directly or indirectly publish any opinion, fact or material or deliver any lecture or address or participate in the making of any film, radio broadcast or television transmission or communicate with any representative of the media or any third party relating to in relation to: DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 21 (a) the business or affairs of the Company or any Group Company or of any of their officers, employees, customers, clients, suppliers, distributors, agents or shareholders; or (b) the development or exploitation of any Intellectual Property Rights, Inventions or Confidential Information. 15.5 The Executive shall not at any time during any period when they are required to cease the performance of their duties under Clauses 5.3, 19.3 or after the Termination Date make any damaging public statement in relation to the Company or any Group Company or any of their officers or employees. The Company shall not at any time during any period when the Executive is required to cease the performance of their duties under Clauses 5.3, 19.3 or after the Termination Date make any public statement in relation to the Executive unless required to do so by Law, relevant regulators or where it is reasonably in the Company's business interests to do so. 15.6 The Executive shall not without the Company's consent after the termination of the Employment represent the Executive as being employed by or connected with the Company or any Group Company. The Executive will comply with the duties of Confidentiality and in relation to documents and/or information set out in Clause 15.8 that apply post termination of employment. 15.7 These restrictions shall cease to apply to any information that shall become available to the public generally otherwise than through any breach by the Executive of the provisions of this Agreement or other default of the Executive. 15.8 Property of the Company The Executive acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees, information contained in any kind of storage (including but not limited to the "cloud"), correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and any other documents and material whatsoever (whether made or created by the Executive or otherwise) relating to the business of the Company or any Group Company (and any copies of the same): (a) shall be and remain the property of the Company or the relevant Group Company; and (b) shall be handed over by the Executive to the Company or to the relevant Group Company on demand (or the Company or Group Company shall be given access) and in any event on the termination of the Employment and the Executive shall certify that all such property has been handed over on request by the Company/relevant Group Company (or access provided as appropriate); provided that following the termination of the Employment, the Executive shall be provided with reasonable access to Board Minutes and agendas of the Company or any Group Company relating to a period during which they were a director of the Company or such Group Company that shall nevertheless remain confidential. DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 22 16. INVENTIONS AND OTHER INTELLECTUAL PROPERTY 16.1 The parties foresee that the Executive may make inventions or create other Intellectual Property in the course of their duties and agree that in this respect the Executive has a special responsibility to further the interests of the Company and any Group Company. 16.2 Any invention, improvement, design, process, information, copyright work, computer program, trade mark, trade name or get-up, work or other output (Work) made, created or discovered by the Executive during the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business, together with all Intellectual Property subsisting therein, (collectively Intellectual Property Rights) shall be disclosed immediately to the Company and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or such Group Company as the Company may direct and the Executive hereby prospectively assigns to the Company with full title guarantee. 16.3 The Executive shall at the request and expense of the Company or such Group Company as the Company may direct: (a) apply or join with the Company or such Group Company in applying for patent or other protection or registration in the United Kingdom and in any other part of the world for any Intellectual Property Rights; and (b) execute all instruments and do all things necessary for vesting all Intellectual Property Rights and all right, title and interest to and in them absolutely, with full title guarantee and as sole beneficial owner, in the Company or such Group Company or in such other person as the Company may specify. 16.4 The Executive irrevocably and unconditionally waives all rights under Chapter IV of Part I Copyright Designs and Patents Act 1988 in connection with their authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation: (a) the right conferred by section 77 of that Act to be identified as the author of any such work; and (b) the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment. 16.5 The Executive irrevocably appoints the Company to be their Attorney in their name and on their behalf to execute any such instrument or do any such thing and generally to use their name for the purpose of giving to the Company the full benefits of this Clause 16. 16.6 Nothing in this Clause 16 shall be construed as restricting the rights of the Executive or the Company under sections 39 to 43 Patents Act 1977.

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 23 17. TERMINATION 17.1 Termination Events (a) Notwithstanding any other provisions of this Agreement, in any of the following circumstances the Company may terminate the Employment summarily by serving written notice on the Executive to that effect. In such event the Executive shall not be entitled to any further payment from the Company except such sums as shall have accrued due at the date of service of such notice. The circumstances are if the Executive: (i) is guilty of any gross misconduct or gross incompetence; (ii) commits any serious breach of this Agreement or of the Diageo Code of Business Conduct, or any wilful neglect or unreasonable refusal to discharge their duties provided that if such breach is capable of remedy, they shall have failed to remedy it within such reasonable period as is specified in a written notice from the Company pointing out the breach and requiring it to be remedied; (iii) repeats or continues (after receiving at least one warning in writing) any breach of this Agreement or of the Diageo Code of Business Conduct; (iv) is guilty of any fraud, dishonesty or conduct tending to bring the Executive, the Company or any Group Company into disrepute; (v) through their acts or omissions (whether at or outside work and whether directly or through any medium (including social media)) adversely prejudices or is likely in the reasonable opinion of the Company and/or Board to prejudice adversely the interests or reputation of the Group; (vi) commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief for insolvent debtors; (vii) is convicted of any criminal offence (other than minor offences under the Road Traffic Acts or the Road Safety Acts for which a fine or non-custodial penalty is imposed) which might reasonably be thought to affect adversely the performance of their duties; (viii) is expelled, suspended or subject to any serious disciplinary action by any relevant professional body or fails to comply with any relevant laws, regulations, rules or codes of practice; (ix) fails to comply with any Group and/or local policies or laws relating to bribery or anti-corruption; (x) has an order made against them disqualifying them from acting as a company director or is found to have committed any serious disciplinary offence by any DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 24 professional or other body, which undermines the confidence of the Board in their continued employment with the Company; or (xi) resigns other than at the request of the Company or otherwise ceases to be or becomes prohibited by law from being a director of the Company, otherwise than at the Company's request. Any delay by the Company in exercising such right of termination shall not constitute a waiver of it. The proper exercise by the Company of its right of termination under this Clause is without prejudice to any other rights or remedies which it or any Group Company may have or be entitled to exercise against the Executive. (b) If at any time the Executive is unable to perform their duties properly because of ill health accident or otherwise for a period or periods totalling at least nine months, or becomes incapable by reason of mental disorder of managing and administering their property and affairs, then the Company may in its absolute discretion terminate the Employment by giving them not less than three months' written notice to that effect provided that if at any time during the currency of such a notice the Executive shall provide a medical certificate satisfactory to the Board to the effect that they have fully recovered their physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice unless, by that date, a replacement for the Executive has been appointed. 17.2 Events on Termination On the termination of the Employment or upon the Company having exercised its rights under Clause 4.3 or if requested to do so by the Company in circumstances where the Executive has been prevented from performing their duties through long term sickness (for a period of 9 months), the Executive shall: (a) at the request of the Company resign from office as a director of the Company and all offices held by them in any Group Company and shall transfer to the Company without payment or as the Company may direct any qualifying shares held by them as nominee for the Company provided however that such resignation shall be without prejudice to any claims which the Executive may have against the Company or any Group Company arising out of the termination of the Employment; and (b) immediately deliver to the Company all materials within the scope of Clause 15.8, any Company car, mobile telephone or other Company equipment in their possession and all keys, credit cards, and other property of or relating to the business of the Company or of any Group Company which may be in their possession or under their power or control but excluding, in the event that the Company exercises its rights under Clause 4.3, any Company car, mobile telephone or other Company equipment provided to the Executive for their benefit during the Employment and the Executive irrevocably authorises the Company to appoint any person in their name and on their behalf to sign any documents and do any things necessary or requisite to give effect to their obligations under this Clause 17.2. DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 25 17.3 Reconstruction If the Employment shall be terminated for the purpose of reorganisation, reconstruction or amalgamation for whatever reason and the Executive is offered employment as Chief Executive Officer with any concern or undertaking resulting from such reorganisation, reconstruction or amalgamation on terms and conditions which as a whole are no less favourable than the terms of this Agreement, then they shall have no claim against the Company or any Group Company in respect of the termination of the Employment. 17.4 No public statement The Executive shall not at any time during any period when she is required to cease the performance of their duties under Clause 5.4 or after the Termination Date make any public statement in relation to the Company or any Group Company or any of their officers or employees. The Executive shall not without the Company's consent after the termination of the Employment represent themself as being employed by or connected with the Company or any Group Company. 17.5 No claim for loss of incentives or benefits On the termination of the Employment (howsoever arising, including lawfully or unlawfully), the Executive shall not be entitled to any compensation or payment for the loss of any incentives or benefits granted under Clause 8.3 or any benefit which could have been derived from them, whether the compensation or payment is claimed by way of a payment in lieu of notice, damages for wrongful dismissal, breach of contract or loss of office, or compensation for unfair dismissal, or on any other basis. For the avoidance of doubt, this clause shall not prevent the Executive from enforcing their rights under the applicable incentive plan rules. 18. RESTRICTIVE COVENANTS 18.1 Definitions Since the Executive is likely to obtain Confidential Information in the course of the Employment and personal knowledge of and influence over suppliers, customers, clients and employees of the Company and Group Companies, the Executive hereby agrees with the Company that in addition to the other terms of this Agreement and without prejudice to the other restrictions imposed upon them by law, they will be bound by the covenants and undertakings contained in Clauses 18.2 to 18.5. In this Clause 18, unless the context otherwise requires: “Customer” means any person to which the Company distributed, sold or supplied Restricted Goods and Products or Restricted Services during the Relevant Period and with which, during that period either the Executive, or any employee under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment, but always excluding any division, branch or office of such person with DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 26 which the Executive and/or any such employee had no dealings during that period; “Prospective Customer” means any person with which the Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods and Products or Restricted Services and with which during such period the Executive, or any employee who was under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment, but always excluding any division, branch or office of that person with which the Executive and/or any such employee had no dealings during that period; “Relevant Period” means: (i) where the Employment is continuing, the period of the Employment; and (ii) where the Employment has terminated, the period of 12 months immediately preceding the Termination Date; “Restricted Employee” means any person who was a director, employee or consultant of the Company or any Group Company or any joint venture between the Company (or any Group Company) and a third party at any time within the Relevant Period who by reason of that position and in particular either (i) their seniority (level 3 or above) and expertise or (ii) knowledge of Confidential Information or knowledge of or influence over the customers or contacts of the Company is likely to cause damage to the Company if they were to leave the employment of the Company and become employed by a competitor of the Company; “Restricted Period” means the period commencing on the Termination Date and, subject to the terms of Clause 18.4, continuing for 12 months; “Restricted Goods and Products” means any products, equipment or machinery researched into, developed, manufactured, supplied, marketed, distributed or sold by the Company and with which the duties of the Executive were materially concerned or for which they were responsible during the Relevant Period, or any products, equipment or machinery of the same type or materially similar to those products, equipment or machinery; “Restricted Services” means any services (including but not limited to technical and product support, technical advice and customer services) researched into, developed or supplied by the Company and with which the duties of the Executive were materially concerned or for which they were responsible during the

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 27 Relevant Period, or any services of the same type or materially similar to those services; “Supplier” means any supplier, agent, distributor or other person who, during the Relevant Period was in the habit of dealing with the Company and with which, during that period, the Executive, or any employee under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment. 18.2 Restrictive Covenants The Executive confirms that, neither during the Employment nor during the Restricted Period, without the prior written consent of the Company/Board (such consent not to be unreasonably withheld), whether by the Executive, through their employees or agents or otherwise and whether on their own behalf or on behalf of any person, directly or indirectly, they will not: (a) so as to compete with the Company, solicit business from or canvas any Customer or Prospective Customer in respect of Restricted Goods and Products or Restricted Services; (b) so as to compete with the Company, accept orders from, act for or have any business dealings with, any Customer or Prospective Customer in respect of Restricted Goods and Products or Restricted Services; (c) be employed, engaged or concerned, or at all interested (except as a Minority Holder) in any business or person which is involved in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods and Products or Restricted Services, if the business or person is or seeks to be in competition with the Company or any Group Company; (d) solicit or induce or endeavour to solicit or induce any person who, on the Termination Date, was a Restricted Employee (and with whom the Executive had dealings during the Relevant Period) to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract; (e) employ or otherwise engage any Restricted Employee in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods and Products or Restricted Services if that business is, or seeks to be, in competition with the Company; or (f) solicit or induce or endeavour to solicit or induce any Supplier to cease to deal with the Company and shall not interfere in any way with any relationship between a Supplier and the Company. 18.3 Application of Restrictive Covenants to other Group Companies DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 28 Clause 18 shall also apply as though references to the “Company” include references to each Group Company in relation to which the Executive has in the course of the Employment or by reason of rendering services to or holding office in such Group Company: (a) acquired knowledge of its products, services, trade secrets or Confidential Information; or (b) had personal dealings with its Customers or Prospective Customers; or (c) supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers. The obligations undertaken by the Executive pursuant to this Clause 18 shall, with respect to each Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company. 18.4 Effect of suspension on Restricted Period If the Company exercises its right to suspend the Executive’s duties and powers under Clause 4.3 after notice of termination of the Employment has been given, the aggregate of the period of the suspension and the Restricted Period shall not exceed nine months and if the aggregate of the two periods would exceed nine months, the Restricted Period shall be reduced accordingly. 18.5 Further Undertakings The Executive hereby undertakes to the Company that they will not at any time: (a) during the Employment or after the Termination Date engage in any trade or business or be associated with any person engaged in any trade or business using any trading names used by the Company or any Group Company including the name(s) or incorporating the word(s) “Diageo”; or (b) after the Termination Date represent or otherwise indicate any continuing association or connection with the Company or any Group Company or, for the purpose of carrying on or retaining any business which is damaging or materially against the interests of the Company/Group, represent or otherwise indicate any past association with the Company or any Group Company. 18.6 Severance (a) The restrictions in this Clause 18 (on which the Executive has had the opportunity to take independent advice, as the Executive hereby acknowledges) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or a Group Company but DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 29 would be adjudged reasonable if some part of it were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable. (b) The Executive acknowledges that because of the nature of their duties and the particular responsibilities arising as a result of such duties they have or will have knowledge of Confidential Information and has/will have developed relationships with and have knowledge of and influence over the Company's and Group Companies' customers and staff and is therefore in a position to harm the goodwill and interests of the Company and any Group Companies (the "Interests") if they were to make use of such Confidential Information or knowledge or influence for their own purposes or the purposes of another. Accordingly, having regard to the above and having taken independent legal advice, the Executive acknowledges that the provisions of this Clause are fair, reasonable and necessary to protect the Interests. Whilst the provisions of this Clause 18 have been framed with a view to ensuring that the Interests are adequately protected taking account of the Company’s legitimate expectations of the future development of the business, it is acknowledged by the Executive that the business may change over time and as a result it may become necessary to amend the provisions of this Clause 18 in order to ensure that the Interests remain adequately protected. The Executive, therefore, agrees that the Company shall be entitled to amend the provisions of this Clause 18 in accordance with this Clause 18 in order to protect the Interests. (c) The Executive acknowledges and agrees that they shall be obliged to draw the provisions of this Clause 18 to the attention of any third party who may at any time before or after the termination of the Employment offer to employ or engage the Executive in any capacity and for whom or with whom the Executive intends to work during the Restricted Period. (d) The Executive shall, at the request and cost of the Company, enter into a direct agreement or undertaking with any Group Company to which the Executive provides services whereby they will accept restrictions corresponding to the restrictions in this Clause (or such of them as may be appropriate in the circumstances) as the Company may require in the circumstances. (e) The Executive agrees that if the Company transfers all or any part of its business to a third party (the "Transferee"), the restrictions contained in this Clause 18 shall, with effect from the date that the Executive becomes an employee of the Transferee, apply to the Executive as if references to the Company include the Transferee and references to any Group Company include any Group Company of the Transferee. 19. DISCIPLINARY AND GRIEVANCE PROCEDURES 19.1 If the Executive wishes to obtain redress of any grievance relating to the Employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, they may apply in writing to the Chair, setting out the nature and details of any such grievance or dissatisfaction. Should the Executive wish to appeal against any grievance decision, they should submit their appeal in writing to the Chair (or such other member of the Executive DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 30 Committee as is designated by the Company) whose decision shall be final. The provisions of this Clause shall not apply in any event, to any action taken by the Company under Clause 17.1(a) or Clause 4.3. 19.2 Any disciplinary matters affecting them may be dealt with in accordance with the Diageo disciplinary policy (as amended from time to time). However, given the Executive's seniority any policy may be departed from or adapted to take account of the relevant circumstances. Should the Executive wish to appeal against any disciplinary action, they should submit their appeal in writing to the Chair (or such other member of the Board as is designated by the Company) whose decision on such appeal shall be final. 19.3 The Company can, in its absolute discretion, suspend the Executive from work for as long as it deems necessary to carry out a proper investigation and to hold any appropriate disciplinary and/or appeal hearings, in order to investigate any claim or allegation which the Company considers could constitute serious misconduct, where relationships have broken down, where the Company has any grounds to consider that the Company's property or responsibilities to other parties are at risk and/or where the Company considers that the Executive's continued presence at the Company or Group's premises could hinder an investigation. 19.4 The provisions of Clause 5.4(b) above apply during any period of suspension. 19.5 The provisions of Clauses 19.1 and 19.2 do not form part of the Executive’s contract of employment. 19.6 Whilst suspended in accordance with Clause 19.3, the Executive shall remain entitled to their salary and benefits, subject to the rules of any applicable benefit plans. The outcome of any investigation and/or disciplinary process will be taken into account when deciding if a bonus, commission or share of profit should be paid or accrued. 20. DATA PROTECTION 20.1 The Executive shall at all times during the Employment with the Company act in accordance with the General Data Protection Regulation 2016/679 (the "GDPR") and all applicable regulations, domestic legislation and any successor legislation and regulatory guidance relating to the protection of personal data (together the "Data Protection Legislation"). 20.2 The Executive shall comply with the Data Privacy Global Policy, the Europe Data Protection Policy, any other local data privacy policy, the Information Management and Security Global Policy, the Information Handling Standard and any other policy, standard, guideline or code of practice introduced by the Company from time to time to comply with the Data Protection Legislation. If the Executive fails to comply with any such policies, disciplinary action may be taken against them. 20.3 The Executive shall provide the Company with all Personal Data relating to them when it is necessary or reasonably required for the proper performance of this Agreement, for legal requirements or as otherwise set out from time to time in the list of legitimate interests under the Europe Data Protection Policy or any other local data privacy policy.

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 31 21. NOTICES 21.1 Any notice or other document to be given under this Agreement shall be in writing and may be given personally to the Executive or to the Secretary of the Company (as the case may be) or may be sent by first class post or other fast postal service or by email to, in the case of the Company, its registered office for the time being and in the case of the Executive either to their address shown on the face of this Agreement or to their last known place of residence. 21.2 Any such notice shall (unless the contrary is proved) be deemed served when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours. In the case of first class post, this shall be deemed to be no later than two working days after posting. In proving such service it shall be sufficient to prove, where appropriate, that the notice was addressed properly and posted, or that the email was dispatched to the correct email address. 22. FORMER CONTRACTS OF EMPLOYMENT 22.1 This Agreement and the documents referred to in it together with the offer letter dated 28 March 2023, constitute the entire agreement and understanding of the parties. However, where there is any inconsistency between the offer letter and this Agreement the terms of this Agreement shall prevail. 22.2 This Agreement shall be in substitution for any previous contracts, whether by way of letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Executive, which shall be deemed to have been terminated by mutual consent as from the Commencement Date and the Executive acknowledges that they have no outstanding claims of any kind against the Company or any Group Company in respect of any such contract. 22.3 For the avoidance of doubt, this Clause shall not affect benefits which have already accrued to the Executive prior to the date hereof under any pre-existing scheme or arrangement by virtue of which they were entitled to benefits. 23. CHOICE OF LAW AND SUBMISSION TO JURISDICTION 23.1 This Agreement shall be governed by and interpreted in accordance with English law. 23.2 The parties submit to the exclusive jurisdiction of the English courts but this Agreement may be enforced by the Company in any court of competent jurisdiction. 24. GENERAL 24.1 The expiration or termination of this Agreement shall not prejudice any claim which either party may have against the other in respect of any pre-existing breach of or contravention of or non-compliance with any provision of this Agreement nor shall it prejudice the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to or has the effect of coming into or continuing in force on or after such expiration or termination. DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 32 24.2 No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Company of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. 24.3 There are no collective agreements directly affecting the Executive's employment. 24.4 This Agreement constitutes the written statement of the terms of employment of the Executive provided in compliance with Part I of the ERA. 24.5 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. EXECUTED AS A DEED by the parties on the date which first appears in this Deed Signed as a deed by Diageo plc acting by Tom Shropshire, Company Secretary, in the presence of this witness: … ........................................ (Name) s) ……………………………… Secretary ……………………………… Signature of witness DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 33 … Signature of witn Signed as a deed by Debra Crew in the presence of this witness: … (Name) … ……. Debra Crew ………… …… … ess DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 34 SCHEDULE 1 POST-EMPLOYMENT SHARE RETENTION DEED DEBRA CREW of agrees as follows: hereby acknowledges and In relation to the number of ordinary shares in Diageo pie ("Diageo" and the "Shares") and/or American Depositary Shares in Diageo ("ADS") of which I am the legal or beneficial holder as at the date that my employment with Diageo or any company in the Diageo group terminates ("Termination Date") that I received through any share incentive plan operated by Diageo from time to time (which, for the avoidance of doubt, excludes any Shares and/or ADS purchased by me or my connected persons outside of any Diageo share incentive plan): 1. I will not assign, transfer, charge or otherwise dispose of Shares or ADSs or any interest in them: (a) equal in market value1 to 500% of my base salary as at the Termination Date until the end of a one-year period following the Termination Date; and (b) equal in market value to 250% of my base salary as at the Termination Date until the end of a two-year period following the Termination Date, in accordance with the Diageo post-employment shareholding policy ("Policy") as amended from time to time, except (i) with the prior written consent of Diageo's Remuneration Committee or (ii) to the extent that the number of Shares or ADSs exceeds the number required to be held under the Policy ("Post-Employment Shareholding Obligation"). 2. If I breach my Post-Employment Shareholding Obligation, I understand that Diageo reserves the right to take action against me which may include: (a) requiring me to revoke any assignment, transfer or charge; (b) requiring me to acquire Shares or ADS in place of any Shares or ADS of which I have disposed; (c) applying malus against any unvested awards that I may hold under Diageo's share incentive plans; and/or (d) taking such other action as Diageo decides is necessary or desirable to ensure compliance with my Post-Employment Shareholding Obligation. 1 Note: "Market value" for the purposes of this paragraph 1 will be the closing mid-market price of a Share on the London Stock Exchange Daily Official List or the closing price of an ADS on the New York Stock Exchange on the Termination Date or, if that date is not a day when the relevant exchange is open for business, the next trading day.

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 35 3. The Shares and ADS may be held on my behalf by a nominee determined by Diageo or, if Diageo allows, in my own name during the period of my Post-Employment Shareholding Obligation. 4. I will take any actions or enter into documentation requested by Diageo in order to satisfy my Post-Employment Shareholding Obligation and to ensure Diageo's compliance with the post- employment shareholding requirements of the UK Corporate Governance Code 2018, as amended from time to time or any other law, regulation or regulatory guidance. 5. I will keep the content and existence of this Deed confidential as between me and Diageo and shall not disclose any information about this Deed, except with the prior written consent of Diageo or as required by law. 6. This Deed shall be governed by English law and the courts of England and Wales shall have exclusive jurisdiction over any dispute relating to this Deed. 7. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Deed. Dated: 28 March 2023 _ Signed as a deed by Debra Crew In the presence of: Signature of Witness Address: _ Occupation: _ DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 36 SCHEDULE 2 MALUS AND CLAWBACK POLICY Approved by the Remuneration Committee on: 2nd December 2020. 1. PURPOSE 1.1 The purpose of this policy is to set out the principles of malus adjustment and clawback applicable to all employees of Diageo (the "Company") and any of its subsidiaries (the "Group"). 1.2 The Board of the Company (the "Board") has adopted this policy (the "Malus and Clawback Policy") with a view to align the interests of employees with the long-term interests of the Group and its shareholders, to promote effective risk management, and to encourage appropriate conduct and culture. This is in accordance with the requirements of the Financial Reporting Council's UK Corporate Governance Code and investment guidelines such as the Investment Association's Principles of Remuneration, as amended from time to time. 1.3 Malus allows the Company's Remuneration Committee ("RemCo") to reduce ‘at risk’ or unvested variable remuneration of certain individuals, prior to vesting. Clawback allows the RemCo to recover all or part of any vested or paid variable remuneration from an individual, in certain circumstances. 1.4 The Malus and Clawback Policy may be amended from time to time by the RemCo at its discretion. Employees will be made aware of any significant amendments and how this impacts their remuneration. 2. SCOPE AND APPLICABILITY 2.1 The Malus and Clawback Policy applies to current and former executive directors of the Company and current and former Group employees (each an "Employee"). 2.2 The Malus and Clawback Policy applies to any remuneration granted or to be granted to an Employee under the Annual Incentive Plan ("AIP"), the Diageo 2014 Long Term Incentive Plan ("DLTIP"), the Diageo Bonus Share Plan ("DBSP") or any other variable remuneration structures operated by the Company (the "Awards"). 2.3 The Malus and Clawback Policy will apply to all Employees and this will be notified to Employees through any means determined by the RemCo and, where applicable, asking Employees to agree to the terms when accepting an Award or via a clause in their employment contract. 2.4 The Malus and Clawback Policy will continue to apply to an Employee following any termination of his or her employment, provided that he or she has Awards (or portions of Awards) outstanding or until the end of the Clawback Period (defined below). DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 37 3. MALUS AND CLAWBACK CIRCUMSTANCES The RemCo shall be entitled, at its discretion, to apply malus to any unvested Award (or any part of any unvested Award) and/or at any time in the first year after an AIP Award is paid or at any time in the two years after a DLTIP Award is released to the Employee (the "Clawback Period") clawback to any vested Award (or any part of any vested Award). Clawback will not apply to DBSP Awards. Malus and clawback can be applied where there has been: (a) results announced for any financial year before Vesting have subsequently appeared materially financially inaccurate or misleading as determined by the RemCo; (b) there has been a failure of risk management which has resulted in a material financial loss for the business unit or profit centre in which the Employee worked; (c) any error or a material misstatement has resulted in an overpayment to Employees, whether in the form of Awards, assessment of Employee performance, the Company's or a Group Member's accounts or otherwise; (d) an Employee has left employment in circumstances in which the Award has not lapsed and facts have emerged which, if known at the time, would have caused the Award to lapse on leaving or cause the RemCo to exercise any discretion under the AIP or DLTIP differently; (e) the Employee is subject to any disciplinary action or regulatory investigation or the RemCo considers that his or her conduct, or performance has been in breach of: (i) his or her employment contract, (ii) any laws, rules or codes of conduct applicable to him; or (iii) the standards reasonably expected of a person in his or her position. (f) any team, business area, member of the Group or profit centre in which the Employee works has been the subject of any regulatory investigation or has been in breach of any laws, rules or codes of conduct applicable to it or the standards reasonably expected of it; (g) in relation to malus only, the RemCo determines, in its absolute discretion that the underlying financial health of the Group or any member of the Group or any business unit has significantly deteriorated such that there are severe financial constraints on the Group which preclude or limit the Group’s or the member of the Group’s ability to facilitate funding of Awards; (h) the RemCo determines that material reputational damage has been caused to the Group or any member of the Group for which the Participant is accountable and which DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 38 could have been reasonably avoided or mitigated or the Employee's conduct is materially adverse to the interests of the Company; and/or (i) any other matter which, in the reasonable opinion of the RemCo is required to be considered to comply with prevailing legal and / or regulatory requirements. 4. MALUS APPLICATION 4.1 Where the RemCo has exercised discretion to apply malus to an Award, the RemCo can decide: (a) the number of shares or cash amount subject to any Award will be reduced; (b) the Award will lapse; (c) some or all upfront shares held as part of an Award will be forfeited; (d) vesting of the Award or the end of any retention period will be delayed; (e) additional conditions will be imposed on the vesting of the Award or the end of the retention period; and/or (f) any Award, bonus or other benefit which might have been granted or paid to the Employee in any later year will be reduced or not awarded. For the avoidance of doubt, where there is a delay, there may (or may not) be an adjustment or further adjustment under this rule following completion of any action, investigation or procedure to take any action it deems appropriate. 4.2 Malus may be applied by RemCo if any of the above circumstances occur or if evidence of such circumstances comes to light in any performance year before the vesting of the Awards. 4.3 The RemCo may exercise its discretion irrespective of whether any applicable performance conditions attached to the Awards have been satisfied. 5. CLAWBACK APPLICATION 5.1 Where the RemCo has exercised discretion to apply clawback to an Award, the RemCo can: (a) require repayment, in cash or shares, of the Award on such terms and over such period as agreed with the RemCo; (b) deduct from any payment to be made to the Employee such amount as is required for the clawback to be satisfied in full; or (c) forfeit Awards subject to a retention period, if applicable.

DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 39 5.2 The RemCo may exercise its discretion irrespective of whether any applicable performance conditions attached to the Awards have been satisfied. 5.3 Clawback will normally be applied in respect of any gross amounts received by an Employee but the RemCo has discretion to determine that the net of tax and social security amount should be subject to clawback. 6. DECISION MAKING 6.1 Any decision regarding an adjustment under the Malus and Clawback Policy shall be taken by the RemCo (in relation to members of the executive committee) and the Routine Business Committee (for all other Employees) in its absolute discretion having considered all relevant, material information available to it. 6.2 Misconduct and other trigger events can take years to come to light. For the avoidance of doubt, malus and clawback may be applied in respect of any Awards (or part of any Award) at any time, even where the Award does not relate to performance for the year in which the trigger event occurred or came to light. Where malus and clawback are applied to Awards before the full impact of the trigger event is known, subsequent action may also be taken to ensure the final outcome in respect of an Award fully reflects the impact of the event. 6.3 Any action taken by the RemCo under this Malus and Clawback Policy shall be without prejudice to any other rights or remedies that may be available to it. 6.4 In determining whether and to what extent to apply malus and/or clawback, the RemCo shall consider: (a) the Employee's proximity to the matter in question; and (i) the Employee's level of responsibility and accountability, contributing to the circumstances. Direct culpability will be the most serious; (ii) the Employee's supervisory or managerial responsibility for a culpable team member; (iii) any other circumstances pointing to control weakness, poor performance, misbehaviour or misconduct; (iv) the cost of fines or other action against the Group; (v) direct and indirect financial loss(es) attributable to the relevant failure; (vi) reputational damage to the Group; (vii) the impact on the Group's relationship with its stakeholders, including shareholders, customers, team members, creditors and counterparties; and/or DocuSign Envelope ID: 0F129902-F654-4AB0-A230-F1B1DA4FAB00 580881896 40 (viii) any other criteria the RemCo considers relevant. 6.5 As appropriate, the RemCo will consult with different departments within the Group, including Finance, HR and Reward to obtain information relevant to the circumstances of malus and clawback being considered. To the extent possible, the Employee will be invited to provide representation in writing, within such period as set by the RemCo, to be considered in the determination. 6.6 To the extent possible, at the conclusion of the procedure, an Employee to whom malus or clawback may be applied will be informed of the RemCo's decision and will be provided with a summary of the reasons for that decision.